UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):        June 11, 2008
                                                     ____________________

Exact Name of Registrant as
  Specified in Its Charter:                  CALAMP CORP.
                                ___________________________________


        DELAWARE                     0-12182            95-3647070
____________________________      ____________        _____________
State or Other Jurisdiction of      Commission       I.R.S. Employer
Incorporation or Organization      File Number     Identification No.



Address of Principal Executive Offices:     1401 N. Rice Avenue
                                            Oxnard, CA 93030
                                         _________________________

Registrant's Telephone Number, Including
 Area Code:                                    (805) 987-9000
                                         _________________________

Former Name or Former Address,
 if Changed Since Last Report:                  Not applicable
                                         _____________________________


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

     (b) Departure of a named executive officer

     On June 11, 2008, CalAmp ("CalAmp" or the "Company") announced the resignation of Patrick Hutchins from his positions as Satellite Division President and Chief Operations Officer of CalAmp, effective June 11, 2008.

     (c) Appointment of a new chief operating officer

	Effective June 11, 2008, in conjunction with a consolidation of the Company's Satellite Division and Wireless DataCom Division into a single operating unit, the Company's Board of Directors appointed Michael Burdiek, formerly President of the Wireless DataCom Division, to serve as the Company's Chief Operating Officer.

	Mr. Burdiek, age 48, joined the Company as Executive Vice President in June 2006 and was appointed President of the Company's Wireless DataCom Division in March 2007. Prior to joining the Company, Mr. Burdiek was the President and CEO of Telenetics Corporation, a publicly held manufacturer of data communications products. From 2004 to 2005, he worked as an investment partner and advisor to various firms in the Private Equity sector. From 1987 to 2004, Mr. Burdiek held a variety of technical and general management positions with Comarco, Inc., a publicly held company, most recently as Senior Vice President and General Manager of Comarco's Wireless Test Systems unit. Mr. Burdiek began his career as a design engineer with Hughes Aircraft Company.

     (e)  Agreements with named executive officers

     In connection with Mr. Hutchins' resignation as the Company's Satellite Division President and Chief Operations Officer, the Company agreed to pay Mr. Hutchins as separation benefits his current salary on a weekly basis for the next 12 months. In addition, the Company has agreed, among other things, to accelerate the vesting of 10,000 shares of restricted common stock, which were previously granted to Mr. Hutchins. CalAmp expects to take a charge of approximately $315,000 in the second quarter of fiscal year 2009 for the costs associated with Mr. Hutchins' departure from the Company. The Company will also enter into a separate consulting agreement with Mr. Hutchins, pursuant to which Mr. Hutchins will agree to provide consulting services to the Company for up to 12 months beginning June 12, 2008 in exchange for consulting fees of up to $134,000 in the aggregate.

     The terms of Mr. Hutchins' separation benefits are more fully described in the letter agreement between the Company and Mr. Hutchins, dated June 10, 2008, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

     Concurrent with Mr. Burdiek's promotion to Chief Operating Officer, his annual base salary was increased to $280,000.



Item 9.01.  Financial Statements and Exhibits.

Exhibits. The following exhibits are filed or furnished, as the case may be, with this Current Report on Form 8-K:

Exhibit
  No.                          Description
 -----        --------------------------------------------------------

 10.1 Letter Agreement between the Company and Patrick Hutchins dated June 10, 2008


 99.1       Press Release dated June 11, 2008, entitled "CalAmp
            Announces New Operating Structure and Changes to Senior Management Team."


The information contained in Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.




                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CALAMP CORP.



     June 13, 2008	           By:   /s/ Richard K. Vitelle
    ___________________                _________________________
          Date                          Richard K. Vitelle,
                                        Vice President-Finance
                                        (Principal Financial Officer)